Exhibit 10.1

EXCHANGE, MODIFICATION AND FORBEARANCE AGREEMENT

THIS EXCHANGE, MODIFICATION AND FORBEARANCE AGREEMENT (the “Agreement”), dated as of  November 8, 2011 (the “Agreement Date”), is entered into between ANTs software, inc., a Delaware corporation having an address at 1031 Cambridge Square, Suite F, Alpharetta, Georgia 30009 (the “Company”), Inventa Technologies, Inc., a Delaware corporation having an address at 1031 Cambridge Square, Suite F, Alpharetta, Georgia 30009 (“Inventa”), Manchester Securities Corp., a New York corporation having an address at 40 West 57th Street, New York, New York 10019-4001 (“Manchester”), SAMC LLC, a Delaware limited liability company having an address at c/o JGB Management Inc., 400 Madison Avenue, Suite 8D, New York, New York 10017 (“SAMC”), JGB Capital Offshore Ltd., a Cayman Islands exempted company having an address at c/o JGB Management Inc., 400 Madison Avenue, Suite 8D, New York, New York 10017 (“JGB Offshore”), JGB Capital LP, a Delaware limited partnership having an address at c/o JGB Management Inc., 400 Madison Avenue, Suite 8D, New York, New York 10017 (“JGB Capital” and collectively with Manchester, SAMC and JGB Offshore, the “Investors” and each an “Investor”), and Wells Fargo Bank, National Association, a national banking association having an address at 45 Broadway, 14th Floor, New York, New York 10006, in its capacity as collateral agent for the Investors (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Investors are the holders of certain 5% Senior Secured Notes due March 3, 2016, of the Company  in the aggregate original principal amount of $8,400,000 (the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated March 3, 2011, by and among the Company, the Investors and the Collateral Agent (the “Note Purchase Agreement”);

WHEREAS, Inventa, a wholly-owned subsidiary of the Company, guaranteed the obligations under the Notes pursuant to that certain Guaranty dated as of March 3, 2011 (the “Guaranty”);

WHEREAS, on April 29, 2011, the aggregate principal amount of the Notes was reduced to $2,150,000 in connection with the release to the Investors of $6,250,000 from escrow accounts established pursuant to the Note Purchase Agreement;

WHEREAS, multiple events of default have occurred, and are currently continuing, under the Notes;

WHEREAS, on September 23, 2011, SAMC, JGB Offshore and JGB Capital (collectively, the “JGB Investors”) delivered a written notice of default and acceleration to the Company pursuant to Section 5(b) of the Notes and declared all obligations under the Notes owned by the JGB Investors, including principal and accrued and unpaid interest, under the Notes to be immediately due and payable (the “JGB Acceleration Notice”);

WHEREAS, on October 6, 2011, Manchester delivered a written notice of default and acceleration to the Company pursuant to Section 5(b) of the Notes and declared all obligations under the Notes owned by Manchester, including principal and accrued and unpaid interest, under the Notes to be immediately due and payable (the “Manchester Acceleration Notice” and together with the JGB Acceleration Notice, the “Acceleration Notices”);

WHEREAS, the Company has not made any payments to the Investors in response to the Acceleration Notices;

WHEREAS, the Notes and the Guaranty are secured by a first priority security interest in all of the assets of the Company and Inventa pursuant to a Security Agreement, dated March 3, 2011, by and among the Company, Inventa and the Collateral Agent;

WHEREAS, the Investors have agreed to forebear from exercising certain rights and remedies under the Notes and the Security Agreement in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, in consideration of such forbearance the Company has agreed to amend the Notes as provided in this Agreement;

WHEREAS, the Investors are also the holders of certain Series B Warrants (the “Warrants”) issued pursuant to that certain Warrant Purchase Agreement, dated March 3, 2011, by and among the Company and the Investors;

WHEREAS, the Warrants were originally exercisable for an aggregate of 28,474,578 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price $0.59 per share;

WHEREAS, as a result of anti-dilution adjustments the Warrants are currently exercisable for no less than 168,000,010 shares of Common Stock at an exercise price no greater than $0.10;

WHEREAS, under the Warrants the Investors have various rights against the Company, including, without limitation, the right to put the Warrants to the Company in the event of a change of control of the Company or a sale of substantially all of the Company’s assets;

WHEREAS, the Company has received a bona fide offer from a third party to acquire all or substantially of the assets of the Company and its subsidiaries (the “Asset Sale”) and the Company expects such Asset Sale to be consummated no later than November 28, 2011;

WHEREAS, if the Investors exercise their put right as a result of the Asset Sale, the Warrant provides that the Company must purchase the Warrants for an amount equal to the Black Scholes Value (as defined in the Warrant) of the unexercised portion of the Warrants on the date of such Asset Sale (the “Fundamental Transaction Put Price”);

WHEREAS, the Company and the Investors disagree on certain matters regarding the payment of the Fundamental Transaction Put Price and recognize that such disagreements may result in significant litigation between the Company and the Investors; and

WHEREAS, in order to avoid the time and expense of litigation, the parties have agreed that the Company shall issue, in accordance with the terms and conditions of this Agreement, secured notes in the aggregate amount of $7,000,000 to the Investors in exchange for the Warrants, which amount, the Company believes represents a reasonable compromise regarding its potential liability to the Investors under the Warrants in the event that the Asset Sale is consummated;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitional Matters.  Capitalized terms used herein but not defined herein shall have the respective meanings given such terms in the Notes.

2.           Acknowledgments of the Company.

a.           Events of Default under the Notes. The Company acknowledges that it is in default under the Notes and the Security Agreement (the “Existing Defaults”) and that such Existing Defaults include, without limitation, the following Events of Default set forth in Section 5(a) of the Note, which have occurred and are currently continuing:

i)	the Company’s failure to pay accrued and unpaid interest on the Notes when due on June 1, 2011, July 1, 2011, August 1, 2011, September 1, 2011 and October 1, 2011;

ii)
the suspension and cessation from trading and the failure of the Common Stock to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days, such suspension and cessation commencing on September 19, 2011; and

iii)
the Company’s failure to comply with its covenants under Section 3.2 of the Note Purchase Agreement, and in particular the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011; and

iv)	the Company’s failure to comply with its covenants and agreements under the Registration Rights Agreement, including, without limitation, Section 2(a) thereof.

b.           Acceleration Notices Duly Delivered.  The Company and Inventa acknowledge receipt of the Acceleration Notices and agree that such Acceleration Notices were duly delivered to the Company and Inventa by the Investors in accordance with the Notes, the Note Purchase Agreement and the Guaranty.

c.           Amount Due and Payable Under the Notes.  The Company and Inventa acknowledge and agree that interest has been accruing on the principal amount of the Notes at a default interest rate of 18% (the “Default Rate”) since June 1, 2011, and that upon acceleration of the Notes pursuant to the Acceleration Notices an amount equal to 120% of the entire outstanding principal amount of the Notes plus accrued and unpaid interest thereon was, and is as of the date hereof, immediately due and payable.  The Company and Inventa also acknowledge that interest continues to accrue at the Default Rate until the Notes are paid in full.

d.           Warrant Adjustments.  The Company acknowledges and agrees that as a result of anti-dilution adjustments under Section 2(a) of the Warrants, the Warrants are currently exercisable for no less than 168,000,010 shares of Common Stock at an exercise price no greater than $0.10 per share.

3.           Exchange of Warrants for Convertible Notes.

a.           Exchange.  Upon the following terms and conditions, in exchange for the surrender and cancellation of the Warrants, the Company shall issue to the Investors, and the Investors shall acquire from the Company, 5% Senior Secured Convertible Notes of the Company due January 1, 2012, substantially in the form attached hereto as Exhibit A, in the aggregate original principal amount equal to $7,000,000 and in the denominations set forth on Schedule 1 (each an “Exchange Note” and collectively, the “Exchange Notes”).  All of the provisions of the Note Purchase Agreement that are applicable to the Notes shall apply to the Exchange Notes mutatis mutandis.

b.           Delivery of Exchange Notes. Promptly following execution hereof or as soon thereafter as is reasonably possible, the Company shall deliver the original Exchange Notes to the Investors’ counsel and each Investor shall cause its Warrants (or an affidavit of lost warrant in form and substance acceptable to the Company) to be delivered to the Company’s counsel.

c.           Closing Date. The date upon which the Exchange Notes are released to the Investors shall be the “Closing Date”.

d.           Guaranty.  The Exchange Notes will be guaranteed by Inventa.  The guaranty substantially in the form of Exhibit B attached hereto shall be executed by Inventa and delivered on the Closing Date (the “Exchange Notes Guaranty”).

e.           Security Interest.  The Exchange Notes will be secured by a first priority security interest in all of the assets of the Company and its subsidiaries pursuant to the Amended and Restated Security Agreement, substantially in the form of Exhibit C hereto (the “Amended and Restated Security Agreement”).  The liens securing the Exchange Notes will rank pari-passu with the liens securing the Notes.  This Agreement constitutes written instructions of the Investors to the Collateral Agent to amend and restate the Security Agreement in accordance with Section 27 thereof.

f.           Termination of Warrant Purchase Agreement.  Effective on and after the Closing Date, the Warrant Purchase Agreement shall be terminated, provided, however, that the following provisions of the Warrant Purchase Agreement shall survive termination of the Warrant Purchase Agreement and shall remain in full force and effect (including any definitions of capitalized terms used in any of the following Sections of the Warrant Purchase Agreement): (i) Article 6 (Indemnification) and (ii) Article 7 (Miscellaneous).

g.           Redemption of Exchange Notes.  If the Company consummates the Asset Sale for a gross purchase price of less than forty million dollars ($40,000,000) the Company shall be obligated to redeem the Exchange Notes for an amount equal to the unpaid interest outstanding thereon plus the sum of (I) the principal amount of the Exchange Notes, multiplied by (ii) the quotient of (W) the gross purchase price at which the Asset Sale is consummated and (X) $40,000,000; provided, however, that in no event will the Exchange Notes be redeemed under this Section 3(g) for an aggregate face amount of less than five million dollars ($5,000,000).  If the Company consummates the Asset Sale for a gross purchase price of more than forty million dollars ($40,000,000), the Company shall be obligated to redeem the Exchange Notes for an amount equal to the unpaid interest outstanding thereon plus the sum of (I) the principal amount of the Exchange Notes, multiplied by (ii) the quotient of (Y) the gross purchase price at which the Asset Sale is consummated and (Z) $40,000,000; provided, however, that in no event will the Exchange Notes be required to be redeemed under this Section 3(g) for an aggregate face amount greater than nine million dollars ($9,000,000).  For purposes hereof “gross purchase price” shall include any portion of the purchase price that is deferred or contingent and the value of any payments or value given to members of management of the Company or Inventa in the form of consulting or employment agreements or otherwise.

4.           Forbearance; Amendment of Notes.

a.           Forbearance.  Solely as an accommodation to the Company (and without waiving any rights or remedies available to the Investors under the Note Purchase Agreement, the Notes, the Security Agreement (as amended and restated hereby) or any other agreement or instrument executed and delivered by the Company in connection therewith (the “Financing Documents”), the Investors, subject to the provisions of this Agreement, and in consideration of the provisions hereof, agree to forbear from exercising their rights and remedies with respect to the Existing Defaults until November 28, 2011 (the “Forbearance Deadline”) provided that, and so long as, the following conditions  (the “Conditions”) are satisfied:

i)
if the Company enters into the Asset Sale, up to 100% of the proceeds from such Asset Sale will be paid directly to the Investors to be applied against the Notes and the Exchange Notes in accordance with the terms thereof; and

ii)
without limiting any rights available to the Investors under the Loan Documents, if, as of the Forbearance Deadline, the Notes and the Exchange Notes shall not have been paid in full, the Investors shall be entitled to cause the Collateral Agent, pursuant to the terms of Section 3.11 of the Note Purchase Agreement, to take possession of all or any portion of the Collateral (as defined in the Amended and Restated Security Agreement) and to cause the Collateral Agent to sell or otherwise dispose of the Collateral, and all proceeds from such sales shall be applied to the Notes and the Exchange Notes until they are satisfied in full.

Any failure by the Company to timely satisfy any Conditions shall be an Event of Default under the Financing Documents and the Exchange Notes. Any Event of Default under the Financing Documents or the Exchange Notes shall be a default under this Agreement.  Any provision of this Agreement to contrary notwithstanding, the Investors do not waive any of the Existing Defaults and hereby preserve all of their rights and remedies with respect to such Existing Defaults.  Accordingly, following the expiration of the Forbearance Deadline, the Investors shall be free to exercise their rights and remedies under the Financing Documents, the Original Notes, the Exchange Notes and the Amended and Restated Security Agreement, at law or in equity, and at such time as the Investors may elect.

The Investors reserve all rights and remedies and the right to declare defaults and/or Events of Default under the Financing Documents, this Agreement and the Exchange Notes that occur on or after the date hereof, whether or not enumerated in this Agreement.  If there shall be any defaults or Events of Default under the Financing Documents, this Agreement or the Exchange Notes, in any case, arising at any time on or after the date hereof, none of the aforementioned defaults shall be waived, and the Investors may exercise their rights and remedies under the Financing Documents, this Agreement or the Exchange Notes, at law or in equity, and at such time as the Investors may elect.

b.           Amendments to Notes. The parties agree that the aggregate principal amount of the Notes shall be increased by $350,000 to $2,500,000 and that each of the Notes shall be amended and restated substantially in the form attached hereto as Exhibit D.  The amended and restated Notes shall be issued in the denominations set forth on Schedule 2 attached hereto.  For the avoidance of doubt, the amendment and restatement of the Notes contemplated hereby shall not for any purposes be deemed to be a repayment, satisfaction or substitution of the Notes, but merely as a modification thereof.  For the avoidance of doubt, all terms and conditions of the Note Purchase Agreement shall remain in full force and effect (except as modified by Section 4(d) hereof) and all of the terms of conditions of the Note Purchase Agreement shall continue to apply to the Notes as amended and restated hereby.

c.           Acknowledgement by Inventa.  Inventa acknowledges and consents to the transactions contemplated by this Agreement, including, without limitation, this Section 4, and agrees that the Guaranty shall remain in full force and effect with respect to the Notes as amended and restated hereby.

d.           Amendment to Note Purchase Agreement.  Effective on and after the Closing Date, the Note Purchase Agreement shall be amended by deleting Section 3.10 (Additional Investment) thereof in its entirety and replacing such section with:

“Section 3.10.  Intentionally Omitted.”

For the avoidance of doubt, the other provisions of the Note Purchase Agreement are unmodified hereby and shall remain in full force and effect in accordance with their respective terms.

5.           Insolvency Proceedings and Certain Waivers.

a.           To induce the Investors to forbear in accordance with this Exchange Agreement, the Company and Inventa agree that if any Insolvency Proceeding (as defined below) with respect to the Company and/or Inventa occurs at any time:

i)
Neither the Company nor Inventa shall not directly or indirectly object to, challenge, contest or otherwise seek to invalidate or reduce (or support directly or indirectly any other person in any such objection, challenge or contest): (A) the existence, validity or amount of the Notes and the Exchange Notes (together, the “Obligations”) or (B) the extent, legality, validity, perfection, priority or enforceability of any Lien, pledge, security interest and/or mortgage Lender purportedly securing any of the Obligations or any guaranty of any of the Obligations; and

ii)
The Company shall not seek to subordinate or recharacterize any claim of any Investor against the Company.  Inventa shall not seek to subordinate or recharacterize any claim of any Investor against Inventa.

b.           Upon the Forbearance Deadline, neither the Company nor Inventa shall not oppose or otherwise interfere with the exercise by the Investors, or their nominee or agent, of any of the "Secured Creditor Remedies."  As used herein, "Secured Creditor Remedies" means any action by the Investors, or its nominees or agents, in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of, any of the Collateral (as defined in the Amended and Restated Security Agreement), including, without limitation:  (i) the exercise of any remedies or rights of a "secured party" under Article 9 of the Uniform Commercial Code; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary; (iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets; (v) the exercise of any set-off rights, including, without limitation, any set-off rights for the collection of any amounts due in respect of any of the Obligations; (vi) the exercise of any right or remedy available to creditors under the U.S. Bankruptcy Code; or (vii) any other remedy in respect of the Collateral available to the Investors pursuant to the Transaction Documents (as defined below), the Note Purchase Agreement, the Notes or any other agreement by and among the Investors, or their agent, and the Company or Inventa or under applicable law.

c.           As used herein, "Insolvency Proceeding" shall mean (a) any case or proceeding commenced by or against the Company or Inventa under any provision of any Insolvency Laws (defined below) or under any other bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to the Company or Inventa or any of their respective assets or (c) any proceeding for liquidation, dissolution or other winding up of the business of the Company or Inventa under any provision of any Insolvency Laws or (d) any assignment for the benefit of creditors or any marshalling of assets of the Company or Inventa.  "Insolvency Laws" shall mean (i) the U.S. Bankruptcy Code, (ii) any successors to such statutes, and (iii) any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

d.           The Company and Inventa specifically waive (to the extent permitted by law) any right to receive prior notice of a sale or other disposition of all or a portion of the Collateral.

e.           The Company and Inventa specifically waive and release (to the extent permitted by law) any equity or right of redemption, stay or appraisal that the Company and/or Inventa have or may have under any rule of law or statute now existing or adopted after the date of this Exchange Agreement, and any right to require the Investors to (1) proceed against any person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order or (3) pursue any other remedy within its power.   Lender is not required to take any action to preserve the Company’s or Inventa’s rights against other parties.

f.           The Company and Inventa acknowledge and agree that the waivers set forth in this Section constitute material consideration for the agreement of the Investors to execute and deliver this Exchange Agreement.

6.           Release of Claims and Covenant Not to Sue.  As a material part of the consideration for the Investor’s agreement to enter into this Exchange Agreement, the Company, Inventa and, if any, each guarantor or owner of any Collateral signing this Exchange Agreement or any consent to this Exchange Agreement (individually, a "Releasing Party" and collectively, the "Releasing Parties") agree as follows (the "Release Provision"):

a.           Each Releasing Party absolutely and unconditionally releases and forever discharges the Investors, and any and all Affiliates, insurers, indemnitors, successors or assigns of the Investors, together with any and all of the past, present or future officers, directors, employees, agents, attorneys, representatives, participants, heirs, successors or assigns of any of the foregoing (each a "Released Party" and collectively, the "Released Parties"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising at law or in equity or upon contract or tort or under any state or federal law or otherwise (including any claims, demands or causes of action for subordination or recharacterization of debt), which any Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Exchange Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown, arising from or relating to or in connection with matters arising out of, in connection with or relating to (i) the Obligations, (ii) negotiations between any Releasing Party and the Investors in connection with this Exchange Agreement,  and (iii) any other agreement or transaction between any Releasing Party and the Investors or any Affiliate of any Investor.

b.           Each Releasing Party covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any Released Party, by reason of or in connection with any of the matters, claims or causes of action released by such Releasing Party in this Exchange Agreement.  The provisions of this Exchange Agreement, including the Release Provision, may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding that may be instituted, prosecuted, or attempted in breach of the foregoing release.

7.           Representations and Warranties.  The Company and Inventa hereby make to the Investors the following representations and warranties:

a.           Authorization; Enforcement.  Each of the Company and Inventa has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the Amended and Restated Security Agreement, the Exchange Notes, the guaranties contemplated hereby and any other agreement or instrument executed or delivered by the Company or Inventa in connection with this Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations under the Transaction Documents, provided, however, that Inventa has been administratively dissolved by the Secretary of State of the State of Delaware.  The execution and delivery of the Transaction Documents by each of the Company and Inventa and the consummation by each of them of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary action on the part of the Company and Inventa and no further action is required by the Company or Inventa, or their respective boards of directors or stockholders in connection therewith.  The Transaction Documents have been duly executed by the Company and Inventa and, when delivered in accordance with the terms thereof will constitute the valid and binding obligations of the Company and Inventa enforceable against the Company and Inventa in accordance with their respective terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies,  (iii) insofar as indemnification and contribution provisions may be limited by applicable law, and (iv) solely with respect to Inventa, to the extent that Inventa’s status as a dissolved corporation under the laws of the State of Delaware may interfere with, limit or impede such enforcement.

b.           No Conflicts.  The execution, delivery and performance of the Transaction Documents and the consummation by the Company and Inventa of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s, certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or subsidiary debt or otherwise) or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the Company and its subsidiaries taken as a whole, or their ability to perform the obligations under the Transaction Documents.

c.           Filings, Consents and Approvals.  The Company  is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance of the Transaction Documents.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of any shares of Common Stock issuable upon conversion of the Notes, as amended and restated hereby, or the Exchange Notes (the “Underlying Shares”).  Inventa is not required to obtain any approval, consent, waiver, authorization or order of, give any notice to, or make any filing, qualification or registration with, any court or other federal, state, local, foreign or other governmental authority or other person or entity in connection with the execution, delivery and performance of the Transaction Documents, except for those filings in the State of Delaware as may be required to restore Inventa’s status as a corporation duly organized, validly existing and in good standing in the State of Delaware.

d.           Issuance and Reservation of Securities.  The Exchange Notes are duly authorized.  Any Underlying Shares, when issued in accordance with the terms of the Notes, as amended and restated hereby, and the Exchange Notes, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances or restrictions.  The Company has reserved, and shall at all times hereafter reserve, from its duly authorized capital stock for issuance upon conversion of the Notes, as amended and restated hereby, and the Exchange Notes, at least such amount of shares of Common Stock as is equal to the amount of Underlying Shares into which the Notes and the Exchange Notes are fully convertible, respectively (without regard to any limitations on ownership or conversion or exercise set forth therein).

e.           No Registration.  No registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the issuance of the Exchange Notes or any Underlying Shares in accordance with the terms hereof and thereof.

f.           Survival.  All of the Company’s and Inventa’s warranties and representations contained in this Agreement shall survive the execution, delivery and acceptance of this Agreement by the parties hereto.

g.           Holding Period for Notes and Exchange Notes.  Pursuant to Rule 144 promulgated under the Securities Act, the holding period of the Notes, as amended and restated hereby, and the Exchange Notes and the Underlying Shares tack back to March 4, 2011 (the original issue date of the Notes and the Warrants).  The Company agrees not to take a position contrary to this paragraph.    The Company is not currently, and has never been, an issuer of the type described in paragraph (i) of Rule 144.  Without limiting any of the terms, conditions or covenants contained in this Agreement or other documents, if at any time it is determined that any Underlying Shares are not freely tradable without restriction or limitation pursuant to Rule 144 (other than the public information requirement of Rule 144 with respect to the period of time prior to March 4, 2012), then the Company shall promptly register the resale of all Underlying Shares under the Securities Act by filing a registration statement with the SEC as soon as practicable (but in no event later than 30 days) and causing such registration statement to be declared effective as soon as practicable (but in no event later than 90 days).

h.           Legends.  Certificates evidencing the Underlying Shares shall not contain any legend: (i) while a registration statement covering the resale of such Underlying Shares is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144 without restriction, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

i.           Indebtedness.  Schedule 7(i) hereto sets forth as of the date hereof all outstanding secured and unsecured indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments.

8.           Rule 144 Legal Opinion.  If all or any portion of a Note or Exchange Note is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 without restriction or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof), then such Underlying Shares shall be issued free of all legends, and the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent to effect such issuance free of all legends.  The Company agrees that the Underlying Shares may be sold under Rule 144 without restriction on and after March 4, 2012.

9.           Conversion Procedures.  The form of conversion notice included in the Notes, as amended and restated herby, and the Exchange Note sets forth the totality of the procedures required of the Investors in order to convert the Notes or the Exchange Notes, as the case may be.  No additional legal opinion or other information or instructions shall be required of any Investor to convert a Note or Exchange Note.  The Company shall honor all conversions of the Notes and Exchange Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Notes or Exchange Notes, as the case may be.

10.           Miscellaneous.

a.           Legal Opinion.  On the Closing Date, the Company shall cause its counsel to deliver to each Investor a legal opinion, dated as of the Closing Date, substantially in the form of Exhibit E attached hereto.

b.           Announcement. The Company will announce the transactions contemplated hereby prior to 8:30AM New York City time on November 7, 2011 (the “Announcement Time”), by issuing a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching this Agreement and all other related agreements thereto as exhibits to such Current Report on Form 8-K.

c.           Counterparts. This Agreement may be executed in two or more counterparts and by facsimile signature, delivery of PDF images of executed signature pages by email or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

d.           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Note or any Underlying Shares.

e.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

f.           Governing Law and Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with laws of the State of New York, excluding its choice of law rules.  The parties hereto hereby waive the right to a jury trial in any litigation resulting from or related to this Agreement.  The parties hereto consent to exclusive jurisdiction and venue in the federal courts sitting in the southern district of New York, unless no federal subject matter jurisdiction exists, in which case the parties hereto consent to exclusive jurisdiction and venue in the New York state courts in the borough of Manhattan, New York.  Each party waives all defenses of lack of personal jurisdiction and forum non conveniens.  Process may be served on any party hereto in the manner authorized by applicable law or court rule.

g.           Further Assurances.  The Company and Inventa each hereby agrees and provides further assurances that it will, in the future, execute and deliver any and all further agreements, certificates, instruments and documents and do and perform or cause to be done and performed, all acts and things as may be necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement.

h.           Amendment.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding at least 66 2/3% of the outstanding principal amount of the Notes and the Exchange Notes; provided, that if any Investor is materially adversely affected by such waiver or amendment, such waiver or amendment shall not be effective without the written consent of the adversely affected Investor.

i.           Equal Treatment.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement, the Notes or the Exchange Notes unless the same consideration is also offered to all of the parties hereto. Further, neither the Company nor Inventa shall make any payment of principal or interest on the Notes or the Exchange Notes in amounts that are disproportionate to the respective principal amounts outstanding on the Notes and the Exchange Notes at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is not intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

j.           Independent Nature of Investors’ Obligations and Rights.  The rights and obligations of each Investor hereunder or any document or instrument delivered in connection herewith are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any document or instrument delivered in connection herewith.  Nothing contained herein or any document or instrument delivered in connection herewith, and no action taken by any Investor hereunder or thereunder, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Company shall not assert any claim inconsistent with the foregoing. The Company acknowledges that each Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or any document or instrument delivered in connection herewith, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

ANTS SOFTWARE, INC.

By:	______________________
Name:
Title:

INVENTA TECHNOLOGIES, INC.

By:	______________________
Name:
Title:

MANCHESTER SECURITIES CORP.

By:	______________________
Name:	Elliot Greenberg
Title:	Vice President

SAMC LLC

By:	______________________
Name:
Title:

JGB CAPITAL LP

By:	______________________
Name:
Title:

JGB CAPITAL OFFSHORE LTD.

By:	______________________
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent for the Investors

By:	______________________
Name:
Title:

SCHEDULE 1

Investor	Face Amount of Exchange Notes
Manchester Securities Corp.	$3,500,000
JGB Capital LP	$875,000
JGB Capital Offshore Ltd.	$875,000
SAMC LLC	$1,750,000

Schedule - 1

SCHEDULE 2

Investor	Face Amount of Amended Notes
Manchester Securities Corp.	$1,250,000
JGB Capital LP	$312,500
JGB Capital Offshore Ltd.	$312,500
SAMC LLC	$625,000

Schedule - 2

EXHIBIT A

Form of Exchange Note

Exhibit A

EXHIBIT B

Form of Exchange Notes Guaranty

Exhibit B

EXHIBIT C

Form of Amended and Restated Security Agreement

Exhibit C

EXHIBIT D

Form of Amended and Restated Notes

Exhibit D

EXHIBIT E

Form of Legal Opinion

Exhibit E